Exhibit 10.31

MARPAI, INC.
February 23, 2023

Mr. Lutz Finger
VIA E-MAIL

Dear Lutz:

1.
You and Marpai, Inc. (the “Company”) are parties to an Employment Letter Agreement effective February 28, 2022 (the “Employment Agreement”). This letter (this “Amendment”) modifies the Employment Agreement as set forth below:

1.1 Section 10(a) is deleted in its original form and is replaced by the following sentence:

“Subject to the approval of the Company’s Board of Directors, you will receive a restricted stock grant (the “Initial Equity Grant”) of that number of shares of the Company’s common stock equal to Two Million Dollars ($2,000,000) divided by the fair market value per share on the date of the grant, as determined by the Company’s Board of Directors. The Initial Equity Grant will vest in equal installments on the later of the following dates or the date the Initial Equity Grant is approved by the Board of Directors : May 28, 2022, August 28, 2022, November 28, 2022 and August 1, 2023. Notwithstanding anything in this letter agreement to the contrary, should you separate from the Company for any reason before August 1, 2023, the final vesting installment scheduled for August 1, 2023 shall accelerate to the date of separation.

1.2 The following sentence is added to the end of Section 6(c):

“You and the Company may mutually agree that 50% of the sign-on bonus ($125,000) will be paid in cash on the one year anniversary of the Start Date and 50% will be paid in stock.” The Employment Agreement, as amended by this Amendment, remains in full force and effect and is ratified and confirmed in all respects.

2.
In addition the Company and you hereby agree that 50% of the sign-on bonus ($125,000) will be paid in cash on the one year anniversary of the Start Date and 50% will be paid in stock
3.
This letter is subject to the approval of the Board of Directors of the Company

Very truly yours,

By:

MARPAI, INC.

Name: Edmundo Gonzalez, CEO

I have read and accept this Amendment to the Employment Agreement: By:

Name: Lutz Finger
Date: 2/23/23